UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 13, 2011

Date of Report (Date of earliest event reported)

The Boeing Company

(Exact Name of Registrant as Specified in Charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL		60606-1596
(Address of Principal Executive Offices)		(Zip Code)

(312) 544-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2011, the Board of Directors (the “Board”) of The Boeing Company (the “Company”) accepted John E. Bryson’s offer to resign from the Board effective immediately. In accordance with the Company’s Corporate Governance Principles, on June 3, 2011 Mr. Bryson offered to resign from the Board after being nominated by President Obama to serve as U.S. Secretary of Commerce.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 13, 2011, the Board adopted an amendment to Article II, Section 1 of the Company’s By-Laws (the “By-Laws”) to decrease the number of directors from twelve to eleven in connection with the Board’s acceptance of Mr. Bryson’s offer to resign from the Board, as set forth in Item 5.02 above. A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on June 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

By:	/s/ Michael F. Lohr
Michael F. Lohr
Vice President, Corporate Secretary and Assistant General Counsel

Dated: June 14, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	By-Laws of The Boeing Company, as amended and restated on June 13, 2011